Exhibit 3.1

Industry Canada                             FORM 11
Canada Business                    ARTICLES OF CONTINUANCE
Corporations Act                         (SECTION 187)


-------------------------------------------------------------------------------
1.  Name of Corporation
     Altair Nanotechnologies Inc.

-------------------------------------------------------------------------------
2. The province or territory in Canada where the registered office is to be situated Province of Ontario

-------------------------------------------------------------------------------
3. The classes and the maximum number of shares that the corporation is authorized to issue See attached Schedule "1"

-------------------------------------------------------------------------------
4.  Restrictions, if any, on share transfers
     None

-------------------------------------------------------------------------------
5.  Number (or minimum and maximum number) of directors
     Minimum of three directors and a maximum of nine directors

------------------------------------------------------------------------------
6. Restrictions, if any, on business the corporation may carry on Nil

-------------------------------------------------------------------------------
7.  (1)  If change of name effected, previous name
           Altair International Inc.

     (2)  Details of Incorporation
            amalgamated in Ontario on January 1, 2002

-------------------------------------------------------------------------------
8.  Other provisions, if any
     See attached Schedule "2"


-------------------------------------------------------------------------------
Date                               Signature                 Capacity of

June 2002                          /s/ James Golla           Director
-------------------------------------------------------------------------------
For Departmental Use Only          Printed Name
                                   James L. Golla
Corporation No.
-----------------------------------------------------------

                                   SCHEDULE 1

         The following are the rights, privileges, restrictions and conditions attaching to the shares of the corporation.

1.       DIVIDEND - COMMON SHARES

         Any and all dividends declared for a financial year by the directors of the corporation shall be declared and paid in equal amounts per share on all of the common shares at the time outstanding without preference or distinction.

2.       PARTICIPATION IN ASSETS ON DISSOLUTION - COMMON SHARES

         In the event of the liquidation, dissolution, winding-up of the corporation (whether voluntary or involuntary), reduction of capital or other distribution of its assets among shareholders by way of repayment of capital, the holder of the common shares shall be entitled to receive, in equal amounts per share without preference or distinction, all of the property and assets of the corporation.

3.       VOTING

         Holders of common shares shall be entitled to 1 vote for each common share held by them.

                                   SCHEDULE 2

1. That, except in the case of any class or series of Corporation listed on a stock exchange the Corporation shall have a lien on the shares registered in the name of a shareholder who is indebted to the Corporation to the extent of such debt.

2. The Corporation is authorized to have meetings of shareholders outside of Canada in the State of Nevada.

3. The board of directors may from time to time, in such amounts and on such terms as it deems expedient:\

         (a)      borrow money on the credit of the corporation;

         (b)   issue,   sell  or  pledge  debt  obligations   (including  bonds,
               debentures, notes or other similar obligations, secured or unsecured) of the corporation; and

         (c) Charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the corporation.

4. The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.
                                       3